Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

August 2, 2012

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our third party letter report dated February 6, 2012, containing our opinion on the proved reserves attributable to certain properties owned by Approach Resources Inc. (Approach) as of December 31, 2011, which appears in Approach’s Annual Report on Form 10-K for the year ended December 31, 2011.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716